EXHIBIT 10.6

____________, 2007

FMG Acquisition Corp.
Four Forest Park
Farmington, CT 06032

Pali Capital, Inc.
650 Fifth Avenue, 6th floor
New York, New York 10019

Re: FMG Acquisition Corp. (the “Company”)

Gentlemen:

The undersigned, in consideration of Pali Capital, Inc. (“Pali”) entering into a letter of intent (the “Letter of Intent”) to underwrite an initial public offering (the “IPO”) of the securities of the Company and embarking on, undertaking and continuing to participate in the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph XII hereof):

I. Except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby (a) waives any and all right, title, interest or claim of any kind (the “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company, (b) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and (c) agrees the undersigned will not seek recourse against the Trust Account for any reason whatsoever.

II. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of (i) the consummation by the Company of a Business Combination, (ii) the dissolution of the Company or (iii) such time as the undersigned ceases to be a director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

III. (1) Neither the undersigned, any member or manager of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive, and no such person will accept, any compensation for services rendered to the Company prior to the consummation of a Business Combination.

(2) The undersigned shall be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

IV. Neither the undersigned, any member or manager of the undersigned, nor any Affiliate will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member or manager of the undersigned or any Affiliate originates a Business Combination.

V. The undersigned represents and warrants:

(a) it is not subject to or a respondent in any legal action for, any injunction relating to, or any cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) it has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and he is not currently a defendant in any such criminal proceeding; and

(c) it has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

VI. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement.

VII. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Pali and its legal representatives or agents (including any investigative search firm retained by Pali) any information they may have about the undersigned’s background and finances (“Information”). Neither Pali nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

VIII. In connection with the vote required to consummate a Business Combination, the undersigned agrees that it will vote all shares of common stock, par value $.0001 per share (the “Common Stock”) (i) owned by it (either directly or indirectly) prior to the IPO (the “Insider Shares”) in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) purchased by it in or following the IPO “for” a Business Combination.

IX. The undersigned will escrow its Insider Shares, if any, for the period commencing on the Effective Date and ending on the first anniversary of the Effective Date, subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company. The undersigned will escrow its insider warrants purchased in a private placement concurrent with the IPO until 90 days following the consummation of a Business Combination, subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

X. In the event of the liquidation of the Trust Account, the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any third party if such third party did not execute a valid and enforceable waiver of claims against the Trust Account, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account. The foregoing section is not for the benefit of any third party beneficiaries of the Company and does not create any contract right in favor of any person other than the Company.

XI. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. and is reasonably acceptable to Pali, that the Business Combination is fair to the Company’s stockholders from a financial perspective.

XII. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby: (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the federal courts of the United States of America for the Southern District of New York, and irrevocably submits to the jurisdiction of such courts, which jurisdiction shall be exclusive, (ii) waives any objection to the exclusive jurisdiction of such courts and any objection that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Ellenoff Grossman & Schole LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Pali and appoint a substitute agent acceptable to each of the Company and Pali within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

XIII. As used herein, (i) a “Business Combination” shall mean an acquisition by the Company, by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business or businesses; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; and (iv) “Trust Account” shall mean the trust account in which most of the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO shares, as described in greater detail in the prospectus relating to the IPO.

XIV. This letter agreement shall supersede any other letter agreement signed by the undersigned with respect to the subject matter hereof.

[Signature Page to Follow]

Very truly yours, FMG INVESTORS LLC

By:
Gordon G. Pratt
Managing Member